EXHIBIT 99.1

DEMAND FOR SPECIAL MEETING OF STOCKHOLDERS
OF
PATIENT SAFETY TECHNOLOGIES, INC.

TO: The Secretary of Patient Safety Technologies, Inc.

The undersigned stockholders represent at least twenty-five percent (25%) of the number of shares of stock outstanding and entitled to vote at a special meeting of the stockholders of Patient Safety Technologies, Inc., a Delaware corporation (the “Company”).  Pursuant to Article I, Section 2 of the Company’s By-Laws (the “By-Laws”) and Section 211(d) of the Delaware General Corporation Law (the “DGCL”), the undersigned stockholders hereby demand that the Company call a special meeting of stockholders of the Company (the “Special Meeting”) for the purpose of considering and acting upon the following matters:

1.	Removal, without cause, of the following directors of the Company:

o	Howard Chase

o	Steven Kane

o	Loren McFarland

o	Eugene Bauer

o	William Hitchcock

2.
Removal, without cause, of (i) any director of the Company appointed to fill a vacancy created by the resignation of any of the foregoing directors named in Proposal 1 above and (ii) any director of the Company appointed to fill a vacancy caused by an increase in the size of the Board of Directors of the Company that is effected between the date hereof and the conclusion of the Special Meeting.

3.	Repeal of any amendment to the bylaws of the Company adopted by the Board of Directors between the date hereof and the conclusion of the Special Meeting.

The undersigned stockholders further demand that the Company provide notice, no later than the close of business on April 13, 2010, of the date fixed for the Special Meeting and the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting.  Please direct such notice to David Grinberg at Manatt, Phelps & Phillips, LLP, either by facsimile ((310) 914-5750) or email (dgrinberg@manatt.com).

Each of the undersigned stockholders reserves the right to seek legal recourse if the Company fails to promptly respond to this demand or if the Company fails to hold the Special Meeting as promptly as practicable.

This demand for special meeting can be executed in one or more counterparts, all of which shall be considered together one and the same document.

[Signature Pages Follow]

Sincerely,

/s/ Brian Stewart
Brian Stewart

/s/ William Stewart
William Stewart

Date:  April 7, 2010

SIGNATURE PAGE TO DEMAND FOR SPECIAL MEETING

CATALYSIS PARTNERS, LLC, a Delaware limited liability company

By:  Francis Capital Management, LLC,
a California limited liability company,
its Managing Member

By: /s/ John P. Francis
      John P. Francis, Managing Member

CATALYSIS OFFSHORE, LTD., a Cayman Islands exempted company

By:  Francis Capital Management, LLC,
a California limited liability company,
its Manager

By: /s/ John P. Francis
      John P. Francis, Managing Member

FRANCIS CAPITAL MANAGEMENT, LLC, a California limited liability company

By:  /s/ John P. Francis
John P. Francis, Managing Member

Date:  April 7, 2010

SIGNATURE PAGE TO DEMAND FOR SPECIAL MEETING

RADISSON TRADING COMPANY

By: /s/ Huei Ping Peng
Name:  Huei Ping Peng
Title:  President

A PLUS INTERNATIONAL, INC.

By: /s/ Wenchen Lin
Name: Wenchen Lin
Title: President

Date:  April 7, 2010

SIGNATURE PAGE TO DEMAND FOR SPECIAL MEETING

COMPASS GLOBAL MANAGEMENT LIMITED

By: /s/ Thomas Wallace
Name:  Thomas Wallace
Title:

Date:  April 7, 2010

SIGNATURE PAGE TO DEMAND FOR SPECIAL MEETING

DSAM FUND LP

By: /s/ Angelica Morrone
Name:  Angelica Morrone
Title:  General Partner

Date:  April 7, 2010

SIGNATURE PAGE TO DEMAND FOR SPECIAL MEETING

ARIZONA BAY TECHNOLOGY VENTURES, LP

By: Arizona Bay Technology Management, L.P.
Its General Partner

By: Arizona Bay Technology Management, Ltd
Its General Partner

By: /s/ David Graham
Name: David Graham
Title: Director

ARIZONA BAY LLC

By: /s/ David Graham
Name: David Graham
Title: Managing Partner

Date:  April 7, 2010

SIGNATURE PAGE TO DEMAND FOR SPECIAL MEETING